UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2018

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-192877	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02 Unregistered sales of Equity Securities.

Between November 27, 2017 through March 12, 2018, QPAGOS (the “Company”) issued an aggregate of 21,388,523 shares of its common stock to eight (8) existing shareholders upon their separate conversions of an aggregate of $1,583,138.91 of convertible promissory notes, of which 17,092,189 shares of common stock were issued on March 7, 2018 in connection with the conversion of $1,258,717.35 of convertible promissory notes. In addition, on December 14, 2017 and February 12, 2018, the Company issued 231,591 shares of its common stock and 440,000 shares of its common stock, respectively, to an existing shareholder in connection with its purchase of $78,000 and $88,000 aggregate principal amount of convertible promissory notes, respectively, from the Company.

The Company claims an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the shares issued upon the convertible promissory notes conversions, as the shares were exchanged or issued in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange or issuances. The other issuances listed were effected pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: March 19, 2018	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer